Exhibit 10.8

Execution Copy

EAGLE GP, INC.

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of May 16, 2011 by and among Eagle GP, Inc., a Delaware corporation (the “Company”), and Apax Europe VI Nominees Limited (on behalf of Apax Europe V1-A, L.P. and Apax Europe VI-1, L.P.), Apax Europe VII Nominees Limited (on behalf of Apax Europe VII-A, L.P., Apax Europe VII-B, L.P. and Apax Europe VII-I, L.P.) and Apax US VII, L.P. (collectively, the “Apax Investors”), and each Person who after the date hereof acquires Stockholder Shares and agrees to be bound by this Agreement by executing a joinder to this Agreement in a form acceptable to the Board (as defined below) (the “Other Holders”, and together with the Apax Investors, the “Stockholders”). Capitalized terms used herein are defined in Section 20. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Limited Partnership Agreement of Eagle Topco LP, a Delaware limited partnership, (the “Partnership”), dated as of the date hereof, as amended or otherwise modified from time to time (the “Partnership Agreement”)

WHEREAS, the Company is the general partner of the Partnership; and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company’s board of directors (“Board”) and (ii) assuring continuity in the management and ownership of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder that (a) as of the date hereof, such Stockholder is the record owner of the number of Stockholder Shares set forth opposite such Stockholder’s name on the Schedule 1 attached hereto; (b) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms; (c) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement; and (d) it is not a party to a binding written agreement to sell, exchange or otherwise dispose of any of its Stockholder Shares and has no current plan or intention to sell, exchange or otherwise dispose of its Stockholder Shares. No holder of Stockholder Shares, in its capacity as such, shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

2. Board.

(a) Each Stockholder hereby agrees that such Person shall vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all other reasonably necessary or desirable actions within such Person’s control (whether in such Person’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person, via telephone or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), to effect the matters set forth in Sections 3 through 18 hereto.

3. Management by Directors.

(a) Designation. Except where the approval of the Stockholders is expressly required by this Agreement or by nonwaivable provisions of the DGCL, the parties hereto hereby acknowledge and agree that pursuant to Section 141 of the DGCL, the business and affairs of the Company and the Partnership’s Subsidiaries shall be managed by or under the direction of their respective boards of directors; provided, however, that the boards of directors of the Company and the Operating Companies shall delegate matters related to the day-to-day management of the Company and the Operating Companies, respectively, to their respective officers as set forth in a delegation of authority approved by the Board.

(b) Except as otherwise required pursuant to the DGCL, no Stockholder, by reason of such Stockholder’s status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by such Stockholder.

4. Board of Directors.

(a) Each Stockholder hereby agrees that such Person shall vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all other reasonably necessary or desirable actions within such Person’s control (whether in such Person’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person, via telephone or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that from and after the date hereof, the size of the Board of the Company (the “Board”) shall initially be seven (7) directors (“Directors”) and the following individuals shall be elected to the Board and caused to be continued in office:

(i) three (3) representatives designated by the Majority Apax Stockholders who shall initially be Jason Wright, Roy Mackenzie and Will Chen (the “Apax Directors”); provided, that each of the Apax VCOC Stockholders shall have the right to designate one Apax Director; and

(ii) four (4) representatives designated by the holders of the majority of the then outstanding Stockholder Shares (the “Majority Stockholders”), which may include three (3) independent directors and the chief executive officer of Eagle Parent, Inc. (the “Other Directors”). For the avoidance of doubt, none of the Other Directors shall be deemed to be an Apax Director.

(b) At of the Effective Date no Other Director has been designated for election to the Board. The number of Directors constituting the Board may be increased or decreased from time to time by the Majority Stockholders; provided, that no decrease in the number of Directors shall shorten the term of any Directors.

(c) A Director shall hold office for the term for which such Director is appointed and thereafter until his or her successor shall have been appointed and qualified, or until the earlier death, resignation or removal of such Director. Directors need not be Stockholders, Topco Partners or residents of the State of Delaware.

(d) Each Stockholder hereby agrees that such Person shall vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all other reasonably necessary or desirable actions within such Person’s control (whether in such Person’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person, via telephone or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), to cause the composition of the board of directors of the Company and each of the Partnership’s Subsidiaries (each, a “Sub Board”) to be the same as that of the Board (including with respect to the number of votes for the Directors as set forth below), unless otherwise approved by the Board. The composition of any committee or subcommittee of the Board or any Sub Board shall be determined by the Board and shall include a number of Apax Directors that will ensure that the Apax Group has the majority of the votes in such committee, unless otherwise approved by the Majority Apax Stockholders in their sole discretion; provided, that each Apax VCOC Stockholder shall have the right to designate one Apax Director to any such committee or subcommittee. The chairperson of each committee or subcommittee of the Board or any Sub Board shall be appointed by the Board.

5. Subordinate Officers. Each subordinate officer shall hold office for such period, have such authority, and perform such duties as the Board may prescribe. The Board may from time to time authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof. Each such officer shall also have such additional powers and duties as from time to time may be conferred by the Board. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the Board in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed by the Board. Any appointment pursuant to this Section 5 may be revoked at any time by the Board.

6. Quorum; and Manner of Acting. A majority of the Directors then in office and the attendance of at least two (2) Apax Directors shall constitute a quorum for the transaction of business at any meeting. Each Stockholder agrees that (i) each Director (other than the Apax Directors) shall be entitled to cast one vote with respect to any matter before the Board or any committee thereof, and (ii) each Apax Director shall be entitled to cast three (3) votes with respect to any matter before the Board or any committee thereof. All actions of the Board shall be authorized by a majority of the vote of the Directors present at the time of the vote if there is a quorum, unless otherwise provided by this Agreement. In the absence of a quorum a majority of the Directors present may adjourn any meeting from time to time until a quorum is present. If an issue is to be discussed or voted upon, or otherwise arises in a meeting of the Board, Sub Board or any committee thereof which, in the reasonable good faith judgment of the applicable Director, represents a potential conflict of interest for such Director, such Director shall recuse him or herself from such discussion or vote. In the event that, in the good faith judgment of the chairman of the Board such conflict of interest exists, the chaiiman of the Board shall be entitled to require that such conflicted Director leave the meeting and such conflicted Director’s vote will not be counted.

7. Place of Meetings. Meetings of the Board may be held in or outside the State of Delaware.

8. Annual and Regular Meetings. Annual meetings of the Board, for the election of Officers and consideration of other matters, shall be held on notice as provided in Section 21. Regular meetings of the Board shall be held meetings at least four times per year. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on, the next business day.

9. Special Meetings. Special meetings of the Board may be called by any of the Apax Directors.

10. Notice of Meetings; Waiver of Notice. Notice of the time and place of each meeting of the Board shall be given to each Director by mailing it to him at his residence or a usual place of business at least five (5) days before the meeting, or by delivering, telephoning, telegraphing it or sending it by e-mail, facsimile or other electronic transmission to him at least two (2) days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any Director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

11. Board Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if the members of the Board that would constitute a quorum pursuant to Section 5 consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolutions, written consents or electronic transmissions of the members of the Board shall be filed with the minutes of the proceeding of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

12. Participation in Board Meetings by Conference Telephone. Any or all members of the Board may participate in a meeting of the Board by means of a conference telephone or other communications equipment allowing all Persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

13. Resignation and Removal of Directors. Any Director may resign at any time by delivering his resignation in writing or electronic transmission to the Board, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any Director designated pursuant to Section 4 above shall be removed from the Board, Sub Board or any committee of thereof (with or without cause) at the written request of the Stockholders that have the right to designate such Director under Section 4, but only upon such written request and under no other circumstances. Each Stockholder agrees to take all such other actions as shall be necessary or desirable to cause the removal of such Director.

14. Vacancies. Any vacancy in the Board, including one created by an increase in the number of Directors, may be filled for the unexpired term pursuant to Section 4.

15. Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A Director may also be paid for serving the Company, its Affiliates or Subsidiaries in other capacities.

16. Acknowledgement of Authority. Delegation of Authority. Subject to compliance by the Board with any provision of this Agreement or the Board’s governing documents requiring approval of the Board may, from time to time, delegate to any Person such authority and powers to act on behalf of the Company as it shall deem advisable in its discretion. Any delegation pursuant to this Section 16 may be revoked at any time and for any reason or no reason by the Board.

17. Officers. The officers of the Company (the “Officers”) shall be appointed by the Board in its sole discretion. Unless such appointment provides otherwise, each officer so appointed shall have such powers and duties as are provided in the following:

(a) President. The President shall be the Chief Executive Officer of the Company. Subject to the direction of the Board, the President shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company, and shall perfoitii all duties incident to the office of a President in a corporation organized under the DGCL.

(b) Vice Presidents. The powers, duties, and responsibilities of the Vice Presidents shall be fixed by the President, with the approval of the Board. A Vice President may be designated as an Executive Vice President, a Senior Vice President or a Vice President with a functional title.

(c) Secretary. The Secretary shall attend all meetings of the Stockholders and record their proceedings, unless a temporary secretary is appointed. The Secretary shall give due notice, as required, of all meetings of the Stockholders, and the Secretary shall keep, or cause to be kept, at a place or places required by law, a record of the members and officers of the Company, giving the names and addresses of such members and officers. The Secretary shall be the custodian of all records, contracts, leases and other papers and documents of the Company, unless otherwise directed by the Board, and shall perform such other duties as the Board, or the President, may designate. In the case of the Secretary’s absence or incapacity, the President may designate an appropriate officer to perform the duties of the Secretary.

(d) Treasurer. The Treasurer shall receive, keep and disburse all moneys belonging to or coming to the Company, shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports thereof, shall keep a true record of expenses, losses, gains, assets, and liabilities of the Company, and shall perform such other duties in connection with the administration of the financial affairs of the Company as the Board, or the President, may designate. In the case of the Treasurer’s absence or incapacity, the President may designate an appropriate officer to perform the duties of the Treasurer.

18. Indemnification.

(a) Third Party Actions, Suits and Proceedings. The Company shall indemnify each Stockholder, each officer, director and employee of the Company and its Subsidiaries and any other Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director, an officer or an employee of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary or agent of another partnership or of a corporation, limited liability company, joint venture, trust or other enterprise (each a “Proceeding”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such Proceeding if (i) such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, (ii) any of such Person’s actions does not constitute fraud, willful misconduct, gross negligence (as defined under Delaware law) or a breach of such Person’s duty of loyalty and (iii) with respect to any criminal Proceeding, such Person had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding that the Person had reasonable cause to believe that his or her conduct was unlawful.

(b) Actions by the Company. The Company shall indemnify any Stockholder, each officer, director and employee of the Company and its Subsidiaries and any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person, or a Person of whom he or she is the legal representative, is or was a director, an officer or an employee of the Company or its Subsidiaries, or is or was serving at the request of the Company as a manager or director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of the Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Rights Non-Exclusive. The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 18 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement or otherwise.

(d) Insurance. Unless otherwise determined by the Board, the Company shall maintain insurance, at its expense, on its own behalf and on behalf of any person who is or was at any time after the Effective Date a director, officer, employee, fiduciary or agent of the Company or any of its Subsidiaries against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under this Section 18.

(e) Expenses. Expenses incurred by any Person described in Section 18(a) or 18(b) in defending a Proceeding shall be paid by the Company periodically upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

(f) Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 18 and who are or were Stockholders, employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

(g) Contract Rights. The provisions of this Section 18 shall be deemed to be a contract right between the Company and each Stockholder and each director, officer and employee of the Company, or director, officer, employee, fiduciary or agent of the Company or any of its Subsidiaries who serves in any such capacity at any time while this Section 18 and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Section 18 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing. The indemnification and other rights provided for in this Section 18 shall inure to the benefit of the heirs, executors and administrators of any Person entitled to such indemnification. The Company shall indemnify any such Person seeking indemnification in connection with a Proceeding initiated by such Person only if such Proceeding was authorized by the Board. It is the express intention of the parties hereto that the provisions of this Section 18 for the indemnification and exculpation of Persons covered thereunder (“Covered Persons”) may be relied upon by such Covered Persons and may be enforced by such Covered Persons (or by the Board on behalf of any such Covered Person; provided that the Board shall not have any obligation to so act for or on behalf of any such Covered Person) against the Company pursuant to this Agreement or to a separate indemnification agreement, as if such Covered Persons were parties hereto.

(h) Merger or Consolidation; Other Enterprises. For purposes of this Section 18, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees or agents, so that any Person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 18 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 18, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, director, officer, employee or agent of the Company that imposes duties on, or involves services by, such manager, director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed •to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 18.

(i) No Stockholder Recourse. Anything herein to the contrary notwithstanding, any indemnity by the Company relating to the matters covered in this Section 18 shall be provided out of and to the extent of Company assets only and no Stockholder (unless such Stockholder otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof.

19. Legend.

(a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [            ], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE

SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS ON TRANSFER, AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF MAY 16, 2011, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

(b) Unless waived by the Company, no Stockholder may transfer any Stockholder Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (if required by the Company) reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent transfer of such Stockholder Shares will require registration under the Securities Act, the Company will promptly upon such transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 19(a).

20. Definitions. As used in this Agreement, the following temis shall have the meanings ascribed to them in this Section 20:

“Affiliate” when used with reference to another Person means any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Stockholder shall include all its partners, officers, employees and former partners in their capacities as such; provided, that for purposes of the definition of Apax Group, “Affiliate” shall not include such Stockholder’s partners, officers, employees and former partners.

“Agreement” has the meaning set forth in the preamble hereto.

“Apax Directors” has the meaning set forth in Section 4(a)(i).

“Apax Group” means the Apax Holders and their Affiliates.

“Apax Holder” means the Apax Investors and any Person holding Equity Securities of the Company originally acquired by the Apax. Investors on the Effective Date, that were transferred to such Person in accordance with this Agreement.

“Apax Investor” has the meaning set forth in the preamble hereto.

“Apax Shares” means all shares of Common Stock issued or issuable to any Apax Holder.

“Apax VCOC Stockholder” means each of Apax US VII, L.P., Apax Europe VII-A, L.P. and Apax Europe VT-A, L.P.

“Board” has the meaning set forth in the preamble hereto.

“Business Day” means any calendar day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Common Stock” means the common stock of the Company, no par value per share.

“Company” has the meaning set forth in the preamble hereto.

“Covered Person” has the meaning set forth in Section 18(g).

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C § 101 et. seq.

“Directors” has the meaning set forth in Section 4(a).

“Equity Securities” means, as applicable, (a) any capital stock, partnership or membership interests or other share capital, (b) any securities -directly or indirectly convertible into or exchangeable for any capital stock, partnership or membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Law” means any federal, state, local or foreign law, rule, or regulation.

“Majority Apax Stockholders” means the holders of at least a majority of the outstanding shares of Common Stock included in the Apax Shares.

“Majority Stockholders” has the meaning set forth in Section 4(a)(ii).

“Officers” has the meaning set forth in Section 17.

“Operating Companies” means Epicor Software Corporation and Activant Group, Inc. and each of their respective Subsidiaries.

“Other Directors” has the meaning set forth in Section 4(a)(ii).

“Other Holder” has the meaning set forth in the preamble hereto.

“Partnership” has the meaning set forth in the preamble hereto. “Partnership Agreement” has the meaning set forth in the preamble hereto.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity and a governmental entity or any department, agency or political subdivision thereof

“Proceeding” has the meaning set forth in Section 18(a).

“Stockholder” has the meaning set forth in the preamble hereto.

“Stockholder Shares” means any Equity Securities of the Company purchased or otherwise acquired by any Stockholder.

“Sub Board” has the meaning set forth in Section 4(d).

“Subscription Agreements” means the Subscription Agreements by and between the Company and certain of its Stockholders pursuant to which such Stockholders subscribe for Common Stock issued by the Company, as each such agreement is amended, restated or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled {without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Topco Partner” means any Person that is a “Partner” under the Partnership Agreement.

21. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any other recipient at the address set forth in the Company’s books and records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Company shall be made at the following address:

To the Company:

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, New York 10022 Attn:

Jason Wright

Facsimile No.: (646) 390-6292

with a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Kirk A. Radke and Ariel Yehezkel

Facsimile No.: (212) 446 6460

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

22. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

23. Complete Agreement. This Agreement, the Subscription Agreements and the Partnership Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

24. Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

25. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any subsequent holders of Stockholder Shares and the respective permitted successors and assigns of each of them).

26. Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies at law or in equity existing in its favor, the Company shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

27. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

28. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the majority of the Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

29. Delivery by Facsimile and Electronically. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

30. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

31. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

32. Further Assurances. From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

33. No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto other than their respective successors, heirs and assigns, any rights, remedies, obligations or liabilities.

34. Time of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

[END OF PAGE]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders Agreement on the day and year first above written.

EAGLE GP, INC.

By:	/s/ Jason Wright
Name: Jason Wright
Title: President

[Signatures continued on next page]

Signature Page to Eagle GP, Inc. Stockholders Agreement

APAX US VII, L.P.

BY: APAX US VII GP, L.P.
ITS: GENERAL PARTNER

BY: APAX US VII GP, LTD.
ITS: GENERAL PARTNER

By:	/s/ John F. Megrue, Jr.
Name:
Title:

APAX EUROPE VII NOMINEES LTD.

By:	/s/ Ian Jones
Name:	Ian Jones
Title:	Director

By:	/s/ Andrew Stilltoe
Name:	Andrew Stilltoe
Title:	Director

[Signatures continued on next page]

Signature Page to Eagle GP, Inc. Stockholders Agreement

APAX EUROPE VI NOMINEES LTD.

By:	/s/ Ian Jones
Name:	Ian Jones
Title:	Director

By:	/s/ Andrew Stilltoe
Name:	Andrew Stilltoe
Title:	Director

Signature Page to Eagle GP, Inc. Stockholders Agreement

Schedule 1

Stockholder	Stockholder Shares
Apax Europe VII Nominees Limited, as nominee for Apax Europe VII-A, L.P., Apax Europe VII-B, L.P. and Apax Europe VII-1, L.P.	75.26

Apax US VII L.P.	5.72

Europe VI-A, L.P. and Apax Europe VI-1, L.P.	19.02